Exhibit 4.4

COREBRIDGE FINANCIAL, INC.

Third Supplemental

Indenture

Dated as of April 5, 2022

(Supplemental to Indenture Dated as of April 5, 2022)

THE BANK OF NEW YORK MELLON
as Trustee

THIRD SUPPLEMENTAL INDENTURE, dated as of April 5, 2022 (the “Third Supplemental Indenture”), between Corebridge Financial, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and The Bank of New York Mellon, a New York banking corporation, as Trustee (herein called “Trustee”);

R E C I T A L S:

WHEREAS, the Company has heretofore executed and delivered to the Trustee, an Indenture, dated as of April 5, 2022 (the “Existing Indenture”), providing for the issuance from time to time of the Company’s unsecured debt securities, debentures, notes, bonds or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series; and the Existing Indenture, as may be amended or supplemented from time to time, including by this Third Supplemental Indenture, is hereinafter referred to as the “Indenture”;

WHEREAS, Section 9.01 of the Existing Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Existing Indenture to establish the form and terms of additional series of Securities;

WHEREAS, Sections 2.01, 3.01 and 9.01 of the Existing Indenture permit the form and the terms of Securities of any additional series of Securities to be established pursuant to an indenture supplemental to the Existing Indenture;

WHEREAS, the Company has authorized the issuance of $1,000,000,000 in aggregate principal amount of its 3.850% Senior Notes due 2029 (the “Notes”);

WHEREAS, the Notes will be established as a series of Securities under the Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Third Supplemental Indenture to establish the form and terms of the Notes; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid and legally binding agreement according to its terms have been done;

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE One

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 1.1    Relation to Existing Indenture

This Third Supplemental Indenture constitutes a part of the Indenture (the provisions of which, as modified by this Third Supplemental Indenture, shall apply to the Notes) in respect of the Notes, and shall not modify, amend or otherwise affect the Existing Indenture insofar as it relates to any other series of Securities or affect in any manner the terms and conditions of the Securities of any other series.

Section 1.2    Definitions

For all purposes of this Third Supplemental Indenture, the capitalized terms used herein (i) which are defined in the recitals or introductory paragraph hereof have the respective meanings assigned thereto in the applicable provision of the recitals and introductory paragraph, and (ii) which are defined in the Existing Indenture (and which are not defined in the recitals or introductory paragraph hereof) have the respective meanings assigned thereto in the Existing Indenture. For all purposes of this Third Supplemental Indenture:

(a)            All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Third Supplemental Indenture;

(b)            The terms “herein”, “hereof”, and “hereunder” and words of similar import refer to this Third Supplemental Indenture; and

(c)            The following terms have the meanings set forth below:

“Exchange Notes” means notes issued by the Company hereunder containing terms identical to the Notes (except (i) that interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from the Original Issue Date, (ii) that the legend or legends relating to transferability and other related matters set forth on the Notes, including the Restricted Legend, shall be removed or appropriately altered and (iii) as otherwise set forth herein), to be offered to holders of Notes in exchange for Exchange Notes pursuant to the Exchange Offer.

“Exchange Offer” means a Registered Exchange Offer as defined in the Registration Rights Agreement.

“Original Issue Date” means April 5, 2022.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Original Issue Date, between the Company and the Representatives.

“Regulation S” means Regulation S as promulgated under the Securities Act.

“Representatives” means J.P Morgan Securities LLC and Citigroup Global Markets Inc., acting as representatives of the several initial purchasers under the Purchase Agreement, dated March 31, 2022, between the Company and the Representatives.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor provision.

“Restricted Legend” means the legends set forth on Annex A to this Third Supplemental Indenture under the heading “Restricted Legend.”

“Securities Act” means the Securities Act of 1933, as amended.

“Temporary Regulation S Legend” means the third paragraph of the legend set forth on Annex A to this Third Supplemental Indenture under the heading “Temporary Regulation S Legend.”

ARTICLE Two

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1    Forms of Notes Generally

The Notes shall be in substantially the forms set forth in this Article with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Existing Indenture and this Third Supplemental Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary thereto, or as may, consistent with the Existing Indenture and this Third Supplemental Indenture, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

The Notes shall be issued initially in the form of the Global Notes, registered in the name of the Depositary or its nominee and deposited with the Trustee, as custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct). Each such Global Note will constitute a single Security for all purposes of the Indenture.

Section 2.2    Form of Notes

The Notes shall be in substantially the form of Annex A to this Third Supplemental Indenture.

Section 2.3    Form of Trustee’s Certificate of Authentication of the Notes

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON.
As Trustee

By:
Authorized Signatory

Section 2.4    Title and Terms

Pursuant to Sections 2.01 and 3.01 of the Indenture, there is hereby established a series of Securities, the terms of which shall be as follows:

(a)            Designation. The Notes shall be known and designated as the “3.850% Senior Notes due 2029.”

(b)            Aggregate Principal Amount. The aggregate principal amount of the Notes that may be authenticated and delivered under this Third Supplemental Indenture is initially limited to $1,000,000,000 except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes issued pursuant to Section 3.04, 3.05, 3.06, 9.06, 11.07 or 12.03 of the Existing Indenture. The Company may, without the consent of the Holders of the Notes, issue additional notes of this series in an unlimited amount having the same ranking, interest rate, Stated Maturity, CUSIP and ISIN numbers and terms as to status, redemption or otherwise as the Notes (other than dates as to issuance and the initial accrual of interest), in which event such notes and the Notes shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

(c)            Interest and Maturity. The Stated Maturity of the Notes shall be April 5, 2029 and the Notes shall bear interest and have such other terms as are described in the form of Note attached as Annex A to this Third Supplemental Indenture.

(d)            Redemption. The Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provision, or at the option of a Holder thereof. The Notes shall be redeemable at the election of the Company from time to time, in whole or in part, at the times and at the prices specified in the form of Note attached as Annex A to this Third Supplemental Indenture. Notice of redemption shall be transmitted not less than 5 Business Days nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed at his address appearing in the Security Register.

(e)            Defeasance. The Notes shall be subject to the defeasance and discharge provisions of Section 13.02 of the Existing Indenture and the defeasance of certain obligations and certain events of default provisions of Section 13.03 of the Existing Indenture.

(f)            Denominations. The Notes shall be issuable only in fully registered form without coupons and only in denominations of $2,000 and multiples of $1,000 in excess thereof.

(g)            Authentication and Delivery. The Notes shall be executed, authenticated, delivered and dated in accordance with Section 3.03 of the Existing Indenture.

(h)            Depositary. With respect to Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Depositary shall be The Depository Trust Company, for so long as it shall be a clearing agency registered under the Exchange Act, or such successor (which shall be a clearing agency registered under the Exchange Act) as the Company shall designate from time to time in an Officers’ Certificate delivered to the Trustee.

Section 2.5    Exchanges of Global Note for Non-Global Note

Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary has notified the Company that it is unwilling or unable or no longer permitted under applicable law to continue as Depositary for such Global Note and the Company does not appoint another institution to act as Depositary within 90 days, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note, or (C) the Company so directs the Trustee by a Company Order.

Section 2.6    Restricted Legend

(a)            Except as otherwise provided in paragraph (d) of this Section 2.6, or Section 2.5, each Note shall bear the legend set forth in Section 2.04 of the Existing Indenture and the Restricted Legend and any temporary Global Security authenticated and delivered for any Notes offered and sold in offshore transactions in reliance on Regulation S shall bear the Temporary Regulation S Legend. Following the expiration of the distribution compliance period set forth in Regulation S with respect to any temporary Global Securities, beneficial interests in such temporary Global Securities shall be exchanged for one or more permanent Global Securities.

(b)            The Notes shall initially be issued in the form of one or more individual Securities registered in the name of the Depositary. Any such Global Securities shall be Global Securities for purposes of the Existing Indenture and shall be subject to the provisions thereof governing Global Securities, except as modified hereby.

(c)            If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 without compliance with any limits thereunder and that the Restricted Legend or Temporary Regulation S Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company shall instruct the Trustee in a Company Order to cancel the Note and to authenticate and deliver to the Holder thereof (or to its transferee) a new Note of like tenor and amount of the same series, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend or Temporary Regulation S Legend, and the Trustee, upon receipt of an Officers’ Certificate and an Opinion of Counsel pursuant to Section 1.02 of the Existing Indenture, will comply with such Company Order.

(d)            By its acceptance of any Note bearing the Restricted Legend or Temporary Regulation S Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Third Supplemental Indenture and in the Restricted Legend and Temporary Regulation S Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Third Supplemental Indenture and such legend.

Section 2.7    Exchange Offer

Upon the occurrence of the Exchange Offer, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate (i) one or more Global Securities without the Restricted Legend or the Temporary Regulation S Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Securities with the Restricted Legend or Temporary Regulation S Legend accepted for exchange in the Exchange Offer and (ii) definitive Notes (if any) without the Restricted Legend or Temporary Regulation S Legend in an aggregate principal amount equal to the principal amount of the definitive Notes with the Restricted Legend or Temporary Regulations S Legend accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Securities with the Restricted Legend or Temporary Regulation S Legend to be reduced accordingly and shall cause any definitive Notes with the Restricted Legend or Temporary Regulation S Legend accepted for exchange in the Exchange Offer to be cancelled in accordance with Section 3.09 of the Existing Indenture. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of Notes under this Indenture.

ARTICLE Three

MISCELLANEOUS

Section 3.1    Relationship to Existing Indenture

This Third Supplemental Indenture is a supplemental indenture within the meaning of the Existing Indenture. The Existing Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Notes, the Existing Indenture, as supplemented and amended by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 3.2    Modification of the Existing Indenture

Except as expressly modified by this Third Supplemental Indenture, the provisions of the Existing Indenture shall govern the terms and conditions of the Notes.

Section 3.3    Governing Law

This instrument shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.4    Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Receipt by telecopy or electronic mail of any executed signature page to this instrument shall constitute effective delivery of such signature page. Electronic signatures may be used in lieu of signatures affixed by hand, and such electronic signature shall have the same validity and effect as signatures affixed by hand.

Section 3.5    Trustee Makes No Representation

The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture other than its certificates of authentication.

In Witness Whereof, the parties hereto have caused this Third Supplemental Indenture to be duly executed all as of the day and year first above written.

COREBRIDGE FINANCIAL, INC.

By:	/s/ Elias Habayeb
Name: Elias Habayeb
Title: Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

[Signature Page to Third Supplemental Indenture]

ANNEX A

FORM OF THE NOTES

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY (“DTC”), TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Temporary Regulation S Legend

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT (AS DEFINED BELOW)) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

Restricted Legend

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE ISSUER, ANY SUBSIDIARY THEREOF OR AIG, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE (B) ABOVE OR REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO IN THIS PARAGRAPH. IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (A “COVERED PLAN”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY OR ACCOUNT WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

BY ITS ACQUISITION OF THIS NOTE, EACH PURCHASER OF THIS NOTE THAT IS USING ASSETS OF ANY COVERED PLAN TO ACQUIRE OR HOLD THIS NOTE PURSUANT TO THE INITIAL OFFERING WILL BE DEEMED TO REPRESENT THAT NONE OF THE ISSUER, THE INITIAL PURCHASERS OR ANY OF THE ISSUER’S OR THEIR RESPECTIVE AFFILIATES HAS ACTED AS THE COVERED PLAN’S FIDUCIARY, OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE PURCHASER’S DECISION TO ACQUIRE THE NOTES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC, A NEW YORK CORPORATION, TO COREBRIDGE FINANCIAL, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO. (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

COREBRIDGE FINANCIAL, INC.

3.850% SENIOR NOTES DUE 2029

No. [●]
CUSIP No.: [●]

ISIN No.: [●]

COREBRIDGE FINANCIAL, INC., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [●] Dollars ($[●]) on [●], and to pay interest thereon from April 5, 2022 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on each April 5 and October 5 (each such date, an “Interest Payment Date”), commencing on October 5, 2022, at the rate of 3.850% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be March 20 or September 20 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a “Special Record Date” for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof which shall be given to Holders of Notes of this series not less than 10 days prior to such “Special Record Date,” all as more fully provided in said Indenture.

Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

In the event that an Interest Payment Date is not a Business Day, the Company shall pay interest on the next succeeding Business Day, with the same force and effect as if made on the Interest Payment Date, and without any interest or other payment with respect to the delay. If the Stated Maturity or earlier Redemption Date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect as if made on the Stated Maturity or earlier Redemption Date, provided that no interest shall accrue for the period from and after such Stated Maturity or earlier Redemption Date.

Payment of the principal of and premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, facsimile or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

COREBRIDGE FINANCIAL, INC.

By:
Name:
Title:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON As Trustee

By:
Authorized Signatory

[Reverse of the Notes]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), designated as its 3.850% Senior Notes due 2029, issued and to be issued in one or more series under an Indenture, dated as of April 5, 2022 (the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

Prior to February 5, 2029 (the “Par Call Date”), the Company may redeem the Notes of this series at its option, in whole or in part, at any time and from time to time, upon not less than 5 Business Days nor more than 60 days’ notice given as provided in the Indenture, at a Redemption Price equal to the greater of:

(a)            (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Note matures on the Par Call Date) on a semi-annual basis at the Treasury Rate plus 25 basis points (ii) interest accrued to the Redemption Date; and

(b)            100% of the principal amount,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

The definitions of certain terms used in the paragraph above are listed below.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading).

In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date , the Company shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Trustee shall have no responsibility to calculate, or to verify the Company’s calculation of, the redemption price.

In the event of redemption of definitive Notes in part only, a new definitive Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Notes of this series do not have the benefit of any sinking fund obligation and are not subject to repurchase at the option of the Holders.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, or interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, or interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in fully registered form without coupons in denominations of $2,000 and any multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

The Indenture and this Note shall be governed by and construed in accordance with the law of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint        agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee*:

*            Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustees).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $            principal amount of Notes held in (check applicable space)                book-entry or                  definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or subsidiary thereof; or

(2)	☐	under a registration statement that has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	for so long as the Notes are eligible for resale under Rule 144A, to a person seller reasonably believes is a qualified institutional buyer that is purchasing for its own account or the account of another qualified buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A; or

(4)	☐	through offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act; or

(5)	☐	under any other available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature of Signature Guarantee

Date:

Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company, the Issuer and the Subsidiary Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN
GLOBAL NOTE

The initial principal amount of this Global Note is $[       ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of U.S. Trustee or Custodian